As filed with the Securities and Exchange Commission on December 4, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLARIVATE ANALYTICS PLC
(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Friars House, 160 Blackfriars Road
London SE1 8EZ
United Kingdom
Telephone: +44 207 4334000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vistra USA, LLC
888 Seventh Avenue, 5th Floor
New York, New York 10106
Telephone: (212) 500-6259
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 joseph.hall@davispolk.com	Daniel J. Bursky Meredith L. Mackey Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Phone: (212) 859-8000 daniel.bursky@friedfrank.com meredith.mackey@friedfrank.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   File No. 333-235330
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
†   The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary shares	8,280,000	$18.00	$149,040,000	$19,345.39
(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-235330. A total of 41,400,000 of securities were registered under Registration Statement No. 333-235330. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-235330 exceed 49,680,000.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement on Form F-1 is being filed by Clarivate Analytics Plc (the “Company”) with the Securities and Exchange Commission (the “Commission”) to register an additional 8,280,000 ordinary shares of the Company pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form F-1 (File No. 333-235330), initially filed with the Commission on December 2, 2019, which was declared effective by the Commission on December 4, 2019, including each of the documents filed by the Company with the Commission and all the exhibits thereto.

EXHIBIT INDEX
The following documents are filed as part of this registration statement:
5.1*	Opinion of Ogier
23.1*	Consent of PricewaterhouseCoopers LLP (with respect to Clarivate Analytics Plc (formerly known as Camelot Holdings (Jersey) Limited) financial statements)
23.2*	Consent of PricewaterhouseCoopers LLP (with respect to Clarivate Analytics Plc financial statements)
23.3*	Consent of Marcum LLP (with respect to Churchill Capital Corp financial statements)
23.4*	Consent of Ogier (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to this Registrant's Registration Statement on Form F-1 (File No. 333-235330) filed with the Commission on December 2, 2019 and incorporated herein by reference)

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on December 4, 2019.
Clarivate Analytics Plc
By:
/s/ Jerre Stead

Name:
Jerre Stead

Title:
Executive Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 4, 2019 in the capacities indicated.
Name	Title
* Jerre Stead	Executive Chairman and Chief Executive Officer (principal executive officer)
* Richard Hanks	Chief Financial Officer (principal financial officer)
* Christie Archbold	Chief Accounting Officer (principal accounting officer)
* Sheryl von Blucher	Director
* Martin Broughton	Director
* Kosty Gilis	Director
* Balakrishnan S. Iyer	Director
* Michael Klein	Director
* Nicholas Macksey	Director
* Karen G. Mills	Director

Name	Title
* Charles E. Moran	Director
* Amir Motamedi	Director
* Anthony Munk	Director
* Charles J. Neral	Director
* Matthew Scattarella	Director
*By: /s/ Jerre Stead Jerre Stead	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Clarivate Analytics Plc, has signed this registration statement in the City of New York, State of New York, on the 4th day of December, 2019.
VISTRA USA, LLC
By:
/s/ Waldo Mercado

Name:
Waldo Mercado

Title:
Manager, International Operations